Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: Hilary Ginsberg	NYSE: AMTG
(212) 822-0767

APOLLO RESIDENTIAL MORTGAGE, INC. REPORTS

THIRD QUARTER 2012 FINANCIAL RESULTS

New York, NY, November 7, 2012—Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG) today reported Operating Earnings (a non-GAAP financial measure as defined below) of $16.3 million, or $0.67 per common share, for the three months ended September 30, 2012. Net income for the same period was $70.4 million or $2.91 per common share.

For the nine months ended September 30, 2012, the Company reported Operating Earnings of $38.4 million, or $2.06 per common share. Net income for the nine months ended September 30, 2012 was $116.9 million, or $6.28 per common share.

The difference between Operating Earnings and net income primarily reflects the exclusion of: (i) net unrealized gains on residential mortgage-backed securities (“RMBS”); (ii) net changes in the fair value of interest rate swaps (“Swaps”) and net realized losses on the termination of Swaps; and (iii) net realized gains from sales of RMBS. A reconciliation of Operating Earnings to net income is set forth in this press release.

Third Quarter Highlights:

•	$4.23 billion RMBS portfolio at September 30, 2012 consisted of Agency RMBS with an estimated fair value of $3.67 billion and non-Agency RMBS with an estimated fair value of $561 million;

•	Book value per common share at September 30, 2012 was $21.46 as compared to $19.65 at June 30, 2012, a 9.2% increase;

•	Declared an $0.85 per common share quarterly dividend for stockholders of record as of September 28, 2012, an increase of 13.3% over the prior quarter’s dividend per common share;

•	RMBS portfolio had a 2.8% blended net interest spread and an 18.4% levered asset yield(1) at September 30, 2012;

•

Agency RMBS pass-through securities portfolio experienced prepayments at an average one month constant prepayment rate (“CPR”) over the quarter ended September 30, 2012 of 5.0%. Including Agency Interest Only (“Agency IOs) and Agency Inverse Interest Only (“Agency IIOs”) securities, the Agency RMBS portfolio experienced prepayments at an average one month CPR of 5.2% over the quarter ended September 30, 2012;

•	Realized net gains of $13.9 million, or $0.57 per common share, from the sale of $674.3 million of RMBS; and

•

Completed a public offering of 6,900,000 shares of the Company’s 8.00% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”), which generated net proceeds to the Company of approximately $166.6 million.

(1)	Levered asset yield is calculated as net interest spread multiplied by the leverage (debt/equity) multiple, plus the weighted average unlevered yield on RMBS.

“AMTG had another solid quarter of operating results and meaningful book value growth, despite a backdrop of extreme market volatility,” said Michael Commaroto, Chief Executive Officer of the Company. “We believe our Agency RMBS asset selection strategy focused on prepayment protected securities continues to prove its value, as our Agency portfolio’s CPR experience remained low in the quarter. In addition, AMTG’s non-Agency portfolio benefitted from the rally in the credit markets coupled with improving fundamentals in the housing market. As we consistently look to optimize our portfolio mix, the rotation of our portfolio has generated significant gains that ultimately need to be distributed to our common shareholders in our quarterly dividend. As a result, the dividend per common share declared by our Board in the third quarter represented a 13.3% increase over the prior quarter.”

Portfolio Summary

(Table 1)

The following table sets forth additional detail regarding the Company’s portfolio as of September 30, 2012 ($ amounts in thousands):

	Principal Balance (1)	Unamortized Premium (Discount), Net	Amortized Cost (1) (2)	Estimated Fair Value (1)	Unrealized Gain/ (Loss)	Net Weighted Average Coupon	Weighted Average Yield (3)
Agency RMBS:
30-Year Mortgages
Coupon Rate:
3.5%	$1,159,596	$75,686	$1,235,282	$1,247,005	$11,723	3.5%	2.6%
4.0%	1,361,212	110,496	1,471,708	1,492,310	20,602	4.0%	2.7%
4.5% and 5.0%	281,553	18,361	299,914	312,434	12,520	4.5%	3.3%

	2,802,361	204,543	3,006,904	3,051,749	44,845	3.8%	2.7%

15-20 Year Mortgages
Coupon Rate:
3.0%	183,585	8,339	191,924	195,665	3,741	3.0%	2.0%
3.5%	346,865	21,033	367,898	374,255	6,357	3.5%	2.3%

	530,450	29,372	559,822	569,920	10,098	3.3%	2.2%

Agency IOs and Agency IIOs (4)			52,200	51,755	(445)	5.7%	12.0%

Total Agency	3,332,811	233,915	3,618,926	3,673,424	54,498	3.9%	2.7%

Non-Agency RMBS	806,983	(274,801)	532,182	561,054	28,872	1.2%	7.9%

Total	$4,139,794	$(40,886)	$4,151,108	$4,234,478	$83,370	3.4%	3.4%

(1)	Includes unsettled purchases with an aggregate cost of $131,680 at September 30, 2012 and an estimated fair value of $133,494.
(2)

Amortized cost is reduced by unrealized losses that are classified as other-than-temporary impairments. The Company recognized other-than-temporary impairments of $553 and $3,308 for the three and nine months ended September 30, 2012 respectively.

(3)	Weighted average yield at the date presented incorporates estimates for future prepayment assumptions on all RMBS and loss assumptions on non-Agency RMBS.
(4)

Agency IOs and Agency IIOs have no principal balance and bear interest based on a notional balance. The notional balance is used solely to determine interest distributions on interest-only class of securities.

As of September 30, 2012, the average cost basis of the Company’s Agency RMBS portfolio, excluding Agency IOs and Agency IIOs, was 107% of par value and the average cost basis of the Company’s non-Agency RMBS portfolio was 66% of par value.

Portfolio Financing

At September 30, 2012, the Company had master repurchase agreements with 20 counterparties representing an aggregate of approximately $7.5 billion of potential funding capacity and had outstanding borrowings with 16 counterparties totaling $3.7 billion.

(Table 2)

The following table sets forth the Company’s borrowings at September 30, 2012:

RMBS Pledged	Repurchase Agreement Borrowing	Weighted Average Borrowing Rate	Effective Cost of Funds(1)	Weighted Average Remaining Maturity (days)
Agency RMBS	$3,314,990	0.4%	0.8%	51
Non-Agency RMBS	394,694	2.0	2.2	86

Total	$3,709,684	0.6%	1.0%	55

(1)

The Effective Cost of Funds is a non-GAAP financial measure. It is calculated on an annualized basis and includes the interest component for Swaps. While Swaps are not accounted for using hedge accounting, such instruments are viewed by the Company as an economic hedge against increases in interest rates. A reconciliation of the Effective Cost of Funds to interest expense is set forth in this press release.

(Table 3)

The Company’s derivative instruments consist of the following at September 30, 2012:

	September 30, 2012
	Notional Amount	Estimated Fair Value
Swaps, assets	$—	$—
Swaps, liabilities	1,500,000	(27,438)

Total derivative instruments	$1,500,000	$(27,438)

(Table 4)

The following table summarizes the average fixed pay rate and average maturity for the Company’s Swaps at September 30, 2012:

	September 30, 2012
Term to Maturity	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
Greater than 1 year and less than 3 years	$—	—%	—
Greater than 3 years and less than 5 years	1,245,000	1.1	4.7
Greater than 5 years	255,000	1.9	9.9

Total	$1,500,000	1.2%	5.6

Book Value

The Company’s book value per common share at September 30, 2012 was $21.46, an increase of $1.81 or 9.2% from the per common share book value of $19.65 at June 30, 2012.

Preferred Stock Offering

In September, the Company completed a public offering of 6,900,000 shares of the Company’s 8.00% Series A Preferred Stock, including the exercise of the underwriters’ option to purchase additional shares. Net proceeds from the offering were approximately $166.6 million, which the Company deployed, on a levered basis, into additional Agency and non-Agency RMBS.

Teleconference and Website Presentation Details:

The Company will be hosting a conference call to discuss its financial results on Wednesday, November 7, 2012 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s third quarter earnings teleconference call should dial from the U.S., (877) 706-7548, or from outside the U.S., (706) 902-2150, shortly before 10:00 a.m. and reference the Apollo Residential Mortgage, Inc. Teleconference Call (number 38830172). Please note the teleconference call will be available for replay beginning at 12:00 p.m. on Wednesday, November 7, 2012, and ending at midnight on Wednesday, November 14, 2012. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 3880172.

Webcast:

The conference call will also be available on the Company’s website at www.apolloresidentialmortgage.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloresidentialmortgage.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. (NYSE:AMTG) is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $105 billion of assets under management at June 30, 2012.

Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives, including information about the ability of the Company to generate attractive returns while attempting to mitigate risk. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Balance Sheet

(in thousands—except share and per share data)

	September 30, 2012	December 31, 2011
	(unaudited)
Assets:
Cash	$131,552	$44,407
Restricted cash	58,551	10,402
RMBS, at fair value ($4,017,679 and $1,167,487 pledged as collateral, respectively)	4,234,478	1,240,472
Investment related receivable	154,277	116,678
Interest receivable	11,719	3,908
Deferred financing costs, net	435	455
Swaps, at fair value	—	235
Other assets	856	370

Total Assets	$4,591,868	$1,416,927

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$3,709,684	1,079,995
Investment related payable	132,085	121,144
Accrued interest payable	3,420	1,123
Swaps, at fair value	27,438	3,481
Accounts payable and accrued expenses	2,053	1,534
Payable to related party	5,182	1,974
Dividends payable	20,628	3,090

Total Liabilities	$3,900,490	$1,212,341

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 and 0 shares issued and outstanding, respectively ($172,500 aggregate liquidation preference at September 30, 2012)	$69	—
Common stock, $0.01 par value, 450,000,000 shares authorized, 24,184,410 and 10,271,562 shares issued and outstanding, respectively	242	103
Additional paid-in-capital	619,229	203,101
Retained earnings	71,838	1,382

Total Stockholders’ Equity	691,378	204,586

Total Liabilities and Stockholders’ Equity	$4,591,868	$1,416,927

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(in thousands—except share and per share data)

	Three Months ended September 30, 2012	Nine Months ended September 30, 2012	July 27, 2011 (commencement of operations) through September 30, 2011
Net Interest Income:
Interest income	$26,438	$60,791	$1,555
Interest expense	(4,289)	(8,521)	(143)

Net Interest Income	22,149	52,270	1,412

Other Income (Loss):
Realized gain on sale of RMBS, net	13,861	32,244	335
Unrealized gain (loss) on RMBS, net	54,913	75,461	(1,283)
Loss on derivative instruments (includes $9,831, $24,192 and $108 of unrealized losses respectively)	(16,653)	(33,486)	(223)
Interest income on cash balances	16	25	—

Other Income (Loss), net	52,137	74,244	(1,171)

Operating Expenses:
General and administrative (includes $105, $274, and $70 non-cash stock based compensation, respectively)	(1,858)	(5,211)	(1,578)
Management fee – related party	(2,031)	(4,386)	(549)

Total Operating Expenses	(3,889)	(9,597)	(2,127)

Net Income (Loss)	70,397	116,917	(1,886)

Net Income/(Loss) Available/(Allocable) to Common Stock and Participating Securities	$70,397	$116,917	$(1,886)

Earnings (Loss) per Common Share – Basic and Diluted	$2.91	$6.28	$(0.18)

Dividend Declared per Share of Common Stock	$0.85	$2.35	$—

Reconciliations of Non-GAAP Financial Measures

This press release contains disclosures related to the Company’s Operating Earnings and Operating Earnings per common share for the three and nine months ended September 30, 2012 and Effective Cost of Funds for the three months ended September 30, 2012, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company’s management believes the non-GAAP financial measures presented in this press release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. An analysis of any non-GAAP financial measures should be made in conjunction with results presented in accordance with GAAP.

Operating Earnings and Operating Earnings per common share presented exclude, as applicable: (i) realized and unrealized gains and losses recognized through earnings; (ii) non-cash equity compensation; (iii) one time events pursuant to changes in GAAP; and (iv) certain other non-cash charges. Effective Cost of Funds includes the net interest component related to the Company’s Swaps. While the Company has not elected hedge accounting for its Swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates.

The Company believes that the non-GAAP measures it presents provide investors with a useful measure to assess the performance of the Company’s ongoing business and useful supplemental information to both management and investors in evaluating our financial results. A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three and nine months ended September 30, 2012, are as follows:

(Table 5)

The following table reconciles Operating Earnings with net income for the three and nine months ended September 30, 2012 (dollar amounts in thousands except share and per share data):

	Three Months ended September 30, 2012		Nine Months ended September 30, 2012
		Earnings Per Share (Diluted)		Earnings Per Share (Diluted)
Net income – GAAP	$70,397	$2.91	$116,917	$6.28
Adjustments:
Non-cash stock-based compensation expense	105	—	274	0.01
Unrealized (gain)/loss on RMBS, net	(54,913)	(2.27)	(75,461)	(4.05)
Unrealized (gain)/loss on derivatives, net	9,831	0.40	24,192	1.30
Realized gain on sale of RMBS, net	(13,861)	(0.57)	(32,244)	(1.73)
Realized loss on Swap terminations	4,747	0.20	4,709	0.25

Total adjustments to net income:	(54,091)	(2.24)	(78,530)	(4.22)

Operating Earnings	$16,306	$0.67	$38,387	$2.06

Basic and diluted weighted average common shares outstanding:	24,214,410		18,628,087

(Table 6)

The following table reconciles the Effective Cost of Funds with interest expense for the three months ended September 30, 2012 (dollar amounts in thousands):

	For the Three Months Ended September 30, 2012
	Reconciliation	Effective Cost of Funds
Interest expense	$4,289	0.7%
Adjustment:
Net interest for Swaps	2,075	0.3%

Effective Cost of Funds	$6,364	1.0%

Weighted average repurchase borrowings	$2,625,055